UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2025, Select Medical Corporation (“Select”), a wholly owned subsidiary of Select Medical Holdings Corporation (the “Company”), entered into an employment agreement with Select’s Chief Executive Officer, Thomas P. Mullin (the “Employment Agreement”), effective January 1, 2026.

Pursuant to the Employment Agreement, Mr. Mullin will continue to serve as Chief Executive Officer for an initial term of one year, after which time the term of the Employment Agreement will automatically renew for successive one year terms unless terminated by Mr. Mullin or Select on the terms set forth in the Employment Agreement. Mr. Mullin will receive a base salary of $700,000 per year. Except that as provided in that certain change of control letter between Select and Mr. Mullin, dated February 18, 2021, if Select terminates Mr. Mullin’s employment for any reason other than for Cause (as defined in the Employment Agreement) and other than due to death or Disability (as defined in the Employment Agreement), Mr. Mullin will be entitled to receive an amount equal to twelve months of his base salary, payable over the twelve month period following such termination. In addition, during employment and for a period of two years thereafter, Mr. Mullin is subject to non-competition and non-solicitation restrictions.

There is no arrangement or understanding between Mr. Mullin and any other person pursuant to which Mr. Mullin is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Mullin and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Mullin has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated December 17, 2025, between Select Medical Corporation and Thomas P. Mullin.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: December 19, 2025	By:	/s/ John F. Duggan
John F. Duggan
Executive Vice President, General Counsel and Secretary